Exhibit 2.1

Commercial, LLC

Commercial Contract

1	1. PARTIES AND PROPERTY: Tag Media Group LLC, dba “Gulf Coast Aluminum” ("Buyer")

2	agrees to buy and Innovative Food Holdings, Inc. ("Seller")

3	agrees to sell the property at:

4	Street Address: 28411 RACE TRACK RD BONITA SPRINGS FL 34135
5

6	Legal Description: See Exhibit A.
7

8	and the following Personal Property: Warehouse Racking and Forklift.
9
10	(all collectively referred to as the "Property") on the terms and conditions set forth below.

11	2. PURCHASE PRICE: $ 2,455,000.00
12	(a) Deposit held in escrow by: Tom Gunderson - Henderson, Franklin, Starnes & Holt, P.A. $ 25,000.00
13	("Escrow Agent") (checks are subject to actual and final collection)
14	Escrow Agent's address: 1715 Monroe St. Fort Myers, FL 33901 Phone: (239) 344-1127

15	(b) Additional deposit to be made to Escrow Agent
16	☐ within N/A days (3 days, if left blank) after completion of Due Diligence Period or
17	☐ within N/A days after Effective Date N/A $ N/A

18	(c) Additional deposit to be made to Escrow Agent
19	☐ within N/A days (3 days, if left blank) after completion of Due Diligence Period or
20	☐ within N/A days after Effective Date $ N/A

21	(d) Total financing (see Paragraph 5) N/A $ N/A

22	(e) Other N/A $ N/A

23	(f) All deposits will be credited to the purchase price at closing.
24	Balance to close, subject to adjustments and prorations, to be paid
25	via wire transfer. $ 2,430,000.00

26	For the purposes of this paragraph, "completion" means the end of the Due Diligence Period or upon delivery of
27	Buyer's written notice of acceptability.

28	3. TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME: Unless this offer is signed by Seller
29	and Buyer and an executed copy delivered to all parties on or before December 12, 2023 , this offer
30	will be withdrawn and the Buyer's deposit, if any, will be returned. The time for acceptance of any counter offer will be
31	3 days from the date the counter offer is delivered. The "Effective Date" of this Contract is the date on which the
32	last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer or
33	December 12, 2023 . Calendar days will be used when computing time periods, except time periods of 5
34	days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal
35	holidays. Any time period ending on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next
36	business day. Time is of the essence in this Contract.

37	4. CLOSING DATE AND LOCATION:
[38]	(a) Closing Date: This transaction will be closed on 15 Days after Due Diligence Period Expires (Closing Date), unless
39	specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods
40	including, but not limited to, Financing and Due Diligence periods. In the event insurance underwriting is suspended

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41	on Closing Date and Buyer is unable to obtain property insurance, Buyer may postpone closing up to 5 days after
42	the insurance underwriting suspension is lifted.

43	(b) Location: Closing will take place in Lee County, Florida. (If left blank, closing will take place in the
44	county where the property is located.) Closing may be conducted by mail or electronic means.

[45]	5. THIRD PARTY FINANCING:
46	BUYER'S OBLIGATION: On or before 5 days (5 days if left blank) after Effective Date, Buyer will apply for third
47	party financing in an amount not to exceed 80 % of the purchase price or $ 1,964,000.00 , with a fixed
48	interest rate not to exceed N/A % per year with an initial variable interest rate not to exceed N/A %, with points or
49	commitment or loan fees not to exceed _N/A% of the principal amount, for a term of N/A years, and amortized
50	over N/A years, with additional terms as follows:
51	N/A .
52	Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any
53	lender. Buyer will use good faith and reasonable diligence to (i) obtain Loan Approval within 45 days (45 days if left
54	blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and (iii) close
55	the loan. Buyer will keep Seller and Broker fully informed about loan application status and authorizes the mortgage
56	broker and lender to disclose all such information to Seller and Broker. Buyer will notify Seller immediately upon
57	obtaining financing or being rejected by a lender. CANCELLATION: If Buyer, after using good faith and reasonable
58	diligence, fails to obtain Loan Approval by Loan Approval Date, Buyer may within 3 days (3 days if left blank)
59	deliver written notice to Seller stating Buyer either waives this financing contingency or cancels this Contract.
60	If Buyer does neither, then Seller may cancel this Contract by delivering written notice to Buyer at any time thereafter.
61	Unless this financing contingency has been waived, this Contract shall remain subject to the satisfaction, by closing, of
62	those conditions of Loan Approval related to the Property. DEPOSIT(S) (for purposes of Paragraph 5 only): If Buyer
63	has used good faith and reasonable diligence but does not obtain Loan Approval by Loan Approval Date and
64	thereafter either party elects to cancel this Contract as set forth above or the lender fails or refuses to close on or
65	before the Closing Date without fault on Buyer's part, the Deposit(s) shall be returned to Buyer, whereupon both
66	parties will be released from all further obligations under this Contract, except for obligations stated herein as surviving
67	the termination of this Contract. If neither party elects to terminate this Contract as set forth above or Buyer fails to use
68	good faith or reasonable diligence as set forth above, Seller will be entitled to retain the Deposit(s) if the transaction
69	does not close. For purposes of this Contract, "Loan Approval" means a statement by the lender setting forth the terms
70	and conditions upon which the lender is willing to make a particular mortgage loan to a particular buyer. Neither a pre-
71	approval letter not a prequalification letter shall be deemed a Loan Approval for purposes of this Contract.

72	6. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by ☒ statutory warranty
73	deed ☐ special warranty deed ☐ other , free of liens, easements and
74	encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants,
75	restrictions and public utility easements of record; existing zoning and governmental regulations; and (list any other
76	matters to which title will be subject)
77	;
78	provided there exists at closing no violation of the foregoing and none of them prevents Buyer's intended use of the
79	Property as Office and Operations for Pool Enclosure Company .

80	(a) Evidence of Title: The party who pays the premium for the title insurance policy will select the closing agent
[81]	and pay for the title search and closing services. Seller will, at (check one) ☐ Seller's ☒ Buyer's expense and
82	within 5 days after Effective Date or at least days before Closing Date deliver to Buyer (check one)
[83]	☒ (i) a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by
84	Seller at or before Closing and, upon Buyer recording the deed, an owner's policy in the amount of the purchase
85	price for fee simple title subject only to exceptions stated above. If Buyer is paying for the evidence of title and
86	Seller has an owner's policy, Seller will deliver a copy to Buyer within 15 days after Effective Date. (ii.) an
87	abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm.
88	However, if such an abstract is not available to Seller, then a prior owner's title policy acceptable to the proposed
89	insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy
90	exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or

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91	Buyer's closing agent together with copies of all documents recited in the prior policy and in the update. If such
92	an abstract or prior policy is not available to Seller then (i.) above will be the evidence of title.

93	(b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller
94	of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or (2)
95	Buyer delivers proper written notice and Seller cures the defects within 10 days from receipt of the notice
96	("Curative Period"). Seller shall use good faith efforts to cure the defects. If the defects are cured within the
97	Curative Period, closing will occur on the latter of 10 days after receipt by Buyer of notice of such curing or the
98	scheduled Closing Date. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be
99	cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have 10 days
100	from receipt of notice of Seller's inability to cure the defects to elect whether to terminate this Contract or accept
101	title subject to existing defects and close the transaction without reduction in purchase price.

102	(c) Survey: (check applicable provisions below)
103	(i.) ☒ Seller will, within 5 days from Effective Date, deliver to Buyer copies of prior surveys,
104	plans, specifications, and engineering documents, if any, and the following documents relevant to this
105	transaction:
106	,
107	prepared for Seller or in Seller's possession, which show all currently existing structures. In the event this
108	transaction does not close, all documents provided by Seller will be returned to Seller within 10 days from the
109	date this Contract is terminated.
110	☒ Buyer will, at ☐ Seller's ☒ Buyer's expense and within the time period allowed to deliver and examine
111	title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals
112	encroachments on the Property or that the improvements encroach on the lands of another, ☐ Buyer will
113	accept the Property with existing encroachments ☒ such encroachments will constitute a title defect to be
114	cured within the Curative Period.

115	(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.

116	7. PROPERTY CONDITION: Seller will deliver the Property to Buyer at the time agreed in its present "as is" condition,
117	ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. Seller
118	makes no warranties other than marketability of title. In the event that the condition of the Property has materially
119	changed since the expiration of the Due Diligence Period, Buyer may elect to terminate the Contract and receive a
120	refund of any and all deposits paid, plus interest, if applicable, or require Seller to return the Property to the required
121	condition existing as of the end of Due Diligence period, the cost of which is not to exceed $0.00 (1.5% of
122	the purchase price, if left blank). By accepting the Property "as is", Buyer waives all claims against Seller for any
123	defects in the Property. (Check (a) or (b))

124	☐ (a) As Is: Buyer has inspected the Property or waives any right to inspect and accepts the Property in its "as is"
125	condition.

126	☒ (b) Due Diligence Period: Buyer will, at Buyer's expense and within 45 days from Effective Date ("Due
127	Diligence Period"), determine whether the Property is suitable, in Buyer's sole and absolute discretion. During the
128	term of this Contract, Buyer may conduct any tests, analyses, surveys and investigations ("Inspections") which
129	Buyer deems necessary to determine to Buyer's satisfaction the Property's engineering, architectural,
130	environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision
131	regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local,
132	state and regional growth management and comprehensive land use plans; availability of permits, government
133	approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground
134	water contamination; and other inspections that Buyer deems appropriate. Buyer will deliver written notice to
135	Seller prior to the expiration of the Due Diligence Period of Buyer's determination of whether or not the Property
136	is acceptable. Buyer's failure to comply with this notice requirement will constitute acceptance of the Property in
137	its present "as is" condition. Seller grants to Buyer, its agents, contractors and assigns, the right to enter the
138	Property at any time during the term of this Contract for the purpose of conducting Inspections, upon reasonable
139	notice, at a mutually agreed upon time; provided, however, that Buyer, its agents, contractors and assigns enter
140	the Property and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from
141	losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from
142	liability to any person, arising from the conduct of any and all inspections or any work authorized by Buyer. Buyer
143	will not engage in any activity that could result in a mechanic's lien being filed against the Property without
144	Seller's prior written consent. In the event this transaction does not close, (1) Buyer will repair all damages to the

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145	Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the
146	Inspections, and (2) Buyer will, at Buyer's expense release to Seller all reports and other work generated as a
147	result of the Inspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that
148	Buyer's deposit will be immediately returned to Buyer and the Contract terminated.

149	(c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the
150	parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and
151	to ensure that all Property is on the premises.

152	8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any
153	business conducted on the Property in the manner operated prior to Contract and will take no action that would
154	adversely impact the Property after closing, as to tenants, lenders or business, if any. Any changes, such as renting
155	vacant space, that materially affect the Property or Buyer's intended use of the Property will be permitted only with
156	Buyer's consent ☐ without Buyer's consent.

157	9. CLOSING PROCEDURE: Unless otherwise agreed or stated herein, closing procedure shall be in accordance with
158	the norms where the Property is located.
159	(a) Possession and Occupancy: Seller will deliver possession and occupancy of the Property to Buyer at
160	closing. Seller will provide keys, remote controls, and any security/access codes necessary to operate all locks,
161	mailboxes, and security systems.

162	(b) Costs: Buyer will pay Buyer's attorneys' fees, taxes and recording fees on notes, mortgages and financing
163	statements and recording fees for the deed. Seller will pay Seller's attorneys' fees, taxes on the deed and
164	recording fees for documents needed to cure title defects. If Seller is obligated to discharge any encumbrance at or
165	prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.

166	(c) Documents: Seller will provide the deed; bill of sale; mechanic's lien affidavit; originals of those assignable
167	service and maintenance contracts that will be assumed by Buyer after the Closing Date and letters to each
168	service contractor from Seller advising each of them of the sale of the Property and, if applicable, the transfer of its
169	contract, and any assignable warranties or guarantees received or held by Seller from any manufacturer,
170	contractor, subcontractor, or material supplier in connection with the Property; current copies of the condominium
171	documents, if applicable; assignments of leases, updated rent roll; tenant and lender estoppels letters (if
172	applicable); tenant subordination, non-disturbance and attornment agreements (SNDAs) required by the Buyer or
173	Buyer's lender; assignments of permits and licenses; corrective instruments; and letters notifying tenants of the
174	change in ownership/rental agent. If any tenant refuses to execute an estoppels letter, Seller, if requested by the
175	Buyer in writing, will certify that information regarding the tenant's lease is correct. If Seller is an entity, Seller will
176	deliver a resolution of its governing authority authorizing the sale and delivery of the deed and certification by the
177	appropriate party certifying the resolution and setting forth facts showing the conveyance conforms to the
178	requirements of local law. Seller will transfer security deposits to Buyer. Buyer will provide the closing statement,
179	mortgages and notes, security agreements, and financing statements.

180	(d) Taxes and Prorations: Real estate taxes, personal property taxes on any tangible personal property, bond
181	payments assumed by Buyer, interest, rents (based on actual collected rents), association dues, insurance
182	premiums acceptable to Buyer, and operating expenses will be prorated through the day before closing. If the
183	amount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due
184	allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request
185	of either party, be readjusted upon receipt of current year's tax bill; this provision will survive closing.

186	(e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Date
187	will be paid by Seller. If a certified, confirmed, and ratified special assessment is payable in installments, Seller will
188	pay all installments due and payable on or before the Closing Date, with any installment for any period extending
189	beyond the Closing Date prorated, and Buyer will assume all installments that become due and payable after the
190	Closing Date. Buyer will be responsible for all assessments of any kind which become due and owing after Closing
191	Date, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially
192	completed as of the Closing Date but has not resulted in a lien before closing, Seller will pay the amount of the last
193	estimate of the assessment. This subsection applies to special assessment liens imposed by a public body and
194	does not apply to condominium association special assessments.

195	(f) Foreign Investment in Real Property Tax Act (FIRPTA): If Seller is a "foreign person" as defined by FIRPTA,
196	Seller and Buyer agree to comply with Section 1445 of the Internal Revenue Code. Seller and Buyer will
197	complete, execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply

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198	with the FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or
199	Social Security Numbers to the closing agent. If Buyer does not pay sufficient cash at closing to meet the
200	withholding requirement, Seller will deliver to Buyer at closing the additional cash necessary to satisfy the
201	requirement.

202	10. ESCROW AGENT: Seller and Buyer authorize Escrow Agent or Closing Agent (collectively "Agent") to receive,
203	deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance with the
204	terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to
205	Seller or Buyer, unless the misdelivery is due to Agent's willful breach of this Contract or gross negligence. If Agent
206	has doubt as to Agent's duties or obligations under this Contract, Agent may, at Agent's option, (a) hold the escrowed
207	items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator
208	determines the rights of the parties or (b) deposit the escrowed items with the clerk of the court having jurisdiction over
209	the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all
210	liability except for the duty to account for items previously delivered out of escrow. If Agent is a licensed real estate
211	broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent interpleads the escrowed items
212	or is made a party because of acting as Agent hereunder, Agent will recover reasonable attorney's fees and costs
213	incurred, with these amounts to be paid from and out of the escrowed items and charged and awarded as court costs
214	in favor of the prevailing party.

215	11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged
216	default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-
217	complying party specifying the non-compliance. The non-complying party will have _5days (5 days if left blank) after
218	delivery of such notice to cure the non-compliance. Notice and cure shall not apply to failure to close.

219	12. FORCE MAJEURE: Buyer or Seller shall not be required to perform any obligation under this Contract or be liable
220	to each other for damages so long as performance or non-performance of the obligation, or the availability of services,
221	insurance, or required approvals essential to Closing, is disrupted, delayed, caused or prevented by Force Majeure.
222	"Force Majeure" means: hurricanes, floods, extreme weather, earthquakes, fire, or other acts of God, unusual
223	transportation delays, or wars, insurrections, or acts of terrorism, which, by exercise of reasonable diligent effort, the
224	non-performing party is unable in whole or in part to prevent or overcome. All time periods, including Closing Date, will
225	be extended a reasonable time up to 7 days after the Force Majeure no longer prevents performance under this
226	Contract, provided, however, if such Force Majeure continues to prevent performance under this Contract more than
227	30 days beyond Closing Date, then either party may terminate this Contract by delivering written notice to the other
228	and the Deposit shall be refunded to Buyer, thereby releasing Buyer and Seller from all further obligations under this Contract.

229	13. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is
230	not met and Buyer has timely given any required notice regarding the condition having not been met, Buyer's deposit
231	will be returned in accordance with applicable Florida Laws and regulations.

232	14. DEFAULT:
233	(a) In the event the sale is not closed due to any default or failure on the part of Seller other than failure to make
234	the title marketable after diligent effort, Buyer may elect to receive return of Buyer's deposit without thereby
235	waiving any action for damages resulting from Seller's breach and may seek to recover such damages or seek
236	specific performance. If Buyer elects a deposit refund, Seller may be liable to Broker for the full amount of the
237	brokerage fee.

238	(b) In the event the sale is not closed due to any default or failure on the part of Buyer, Seller may either (1)
239	retain all deposit(s) paid or agreed to be paid by Buyer as agreed upon liquidated damages, consideration for the
240	execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek
241	specific performance. If Buyer fails to timely place a deposit as required by this Contract, Seller may either (1)
242	terminate the Contract and seek the remedy outlined in this subparagraph or (2) proceed with the Contract without
243	waiving any remedy for Buyer's default.

244	15. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the
245	prevailing party, which for purposes of this provision will include Buyer, Seller and Broker, will be awarded reasonable
246	attorneys' fees, costs, and expenses.

247	16. NOTICES: All notices will be in writing and may be delivered by mail, overnight courier, personal delivery, or
248	electronic means. Parties agree to send all notices to addresses specified on the signature page(s). Any notice,
249	document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker)
250	representing a party will be as effective as if given by or delivered to that party.

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251	17. DISCLOSURES:
252	(a) Commercial Real Estate Sales Commission Lien Act: The Florida Commercial Real Estate Sales
253	Commission Lien Act provides that a broker has a lien upon the owner's net proceeds from the sale of
254	commercial real estate for any commission earned by the broker under a brokerage agreement. The lien upon the
255	owner's net proceeds is a lien upon personal property which attaches to the owner's net proceeds and does not
256	attach to any interest in real property. This lien right cannot be waived before the commission is earned.

257	(b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid special
258	assessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Such
259	liens, if any, shall be paid as set forth in Paragraph 9(e).

260	(c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in
261	sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that
262	exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon
263	and radon testing may be obtained from your county public health unit.

264	(d) Energy-Efficiency Rating Information: Buyer acknowledges receipt of the information brochure required by
265	Section 553.996, Florida Statutes.

266	18. RISK OF LOSS:
267	(a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty, Seller will
268	bear the risk of loss and Buyer may cancel this Contract without liability and the deposit(s) will be returned to
269	Buyer. Alternatively, Buyer will have the option of purchasing the Property at the agreed upon purchase price and
270	Seller will credit the deductible, if any and transfer to Buyer at closing any insurance proceeds, or Seller's claim
271	to any insurance proceeds payable for the damage. Seller will cooperate with and assist Buyer in collecting any
272	such proceeds. Seller shall not settle any insurance claim for damage caused by casualty without the consent of
273	the Buyer.

274	(b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under the
275	right of eminent domain, or proceedings for such taking will be pending or threatened, Buyer may cancel this
276	Contract without liability and the deposit(s) will be returned to Buyer. Alternatively, Buyer will have the option of
277	purchasing what is left of the Property at the agreed upon purchase price and Seller will transfer to the Buyer at
278	closing the proceeds of any award, or Seller's claim to any award payable for the taking. Seller will cooperate
279	with and assist Buyer in collecting any such award.

280	19. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☐ is not
281	assignable ☐ is assignable. If this Contract may be assigned, Buyer shall deliver a copy of the assignment agreement
282	to the Seller at least 5 days prior to Closing. The terms "Buyer," "Seller" and "Broker" may be singular or plural. This
283	Contract is binding upon Buyer, Seller and their heirs, personal representatives, successors and assigns (if
284	assignment is permitted).

285	20. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between Buyer and Seller.
286	Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound.
287	Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated
288	electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or
289	typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract
290	is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be
291	construed under Florida law and will not be recorded in any public records.

292	21. BROKERS: Neither Seller nor Buyer has used the services of, or for any other reason owes compensation to, a
293	licensed real estate Broker other than:

294	(a) Seller's Broker: LQ Commercial Naples LLC Adam Palmer ,
(Company Name) (Licensee)
295	3555 Kraft Rd #260, Naples, FL 34105 , (Address, Telephone, Fax, E-mail)
296	who ☒ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by
297	☒ Seller ☐ Buyer ☐ both parties pursuant to a listing agreement ☐ other (specify)
298
299
300	(b) Buyer's Broker: LQ Commercial Fort Myers LLC Carson Baird , (Company Name) (Licensee)
301	1614 Colonial Blvd #101, Fort Myers, FL 33907 , (Address, Telephone, Fax, E-mail)

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302	who ☒ is a single agent ☐ is a transaction broker ☐ has no brokerage relationship and who will be compensated by
303	☒ Seller's Broker ☐ Seller ☐ Buyer ☐ both parties pursuant to ☐ an MLS offer of compensation ☒ other (specify)
304	Listing Agreement
305	(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to
306	inquiries, introductions, consultations, and negotiations resulting in this transaction. Seller and Buyer agree to
307	indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including
308	reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is
309	inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to
310	Paragraph 10, (3) any duty accepted by Broker at the request of Seller or Buyer, which is beyond the scope of
311	services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and
312	expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of Seller or Buyer.

313	22. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to
314	this Contract):
315	Arbitration Seller Warranty Existing Mortgage
316	Section 1031 Exchange Coastal Construction Control Line Buyer's Attorney Approval
317	Property Inspection and Repair Flood Area Hazard Zone Seller's Attorney Approval
318	Seller Representations Seller Financing Other

319	23. ADDITIONAL TERMS:
320	Initial earnest deposit shall be considered non-refundable, applicable to purchase price, with the following
321	exceptions:
322	* If there is an issue or defect on the Title
323	* If there is an issue or encroachment on the Survey
324	* If there is an issue with the Environmental Phase I
325	* In the event that the Seller defaults on this Contract
326
327
328
329

330	THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE
331	ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL
332	FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE
333	PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE
334	EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR
335	REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER
336	ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL
337	REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER
338	REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF
339	THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND
340	GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND
341	FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

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342	Each person signing this Contract on behalf of a party that is a business entity represents and warrants to the other
343	party that such signatory has full power and authority to enter into and perform this Contract in accordance with its
344	terms and each person executing this Contract and other documents on behalf of such party has been duly authorized
345	to do so.

346	ATTENTION: SELLER AND BUYER

347	CONVEYANCES TO FOREIGN BUYERS: Part III of Chapter 692, Sections 692.201 - 692.205, Florida Statutes, 2023
348	(the "Act"), in part, limits and regulates the sale, purchase and ownership of certain Florida properties by certain buyers
349	who are associated with a "foreign country of concern", namely: the People's Republic of China, the Russian
350	Federation, the Islamic Republic of Iran, the Democratic People's Republic of Korea, the Republic of Cuba, the
351	Venezuelan regime of Nicolás Maduro, or the Syrian Arab Republic. It is a crime to buy or knowingly sell property
352	in violation of the Act.

353	At time of purchase, Buyer must provide a signed Affidavit which complies with the requirements of the Act.
354	Seller and Buyer are advised to seek legal counsel regarding their respective obligations and liabilities under the Act.

355	Date: 12/11/2023
(Signature of Buyer)
356	Tom Davis Tax ID No.:
(Typed or Printed Name of Buyer)
357	Title: Telephone:

358	Date:
(Signature of Buyer)
359	Tax ID No.:
(Typed or Printed Name of Buyer)
360	Title: Telephone:
361	Buyer's Address for purpose of notice
362	Facsimile: Email:
363	Date: 12/12/2023
(Signature of Seller)
364	Robert Bennett Tax ID No.:
(Typed or Printed Name of Seller)
365	Title: CEO, IVFH Telephone:

366	Date:
(Signature of Seller)
367	Tax ID No.:
(Typed or Printed Name of Seller)
368	Title: Telephone:
369	Seller's Address for purpose of notice
370	Facsimile: Email:

Florida REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as REALTOR®. REALTOR® is a registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics. The copyright laws of United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

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CC-5x Rev. 7/23	©2023 Florida Realtors®

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Software and added formatting © 2023 Alta Star Software, all rights reserved. • www.altastar.com • (877) 279-8898

EXHIBIT A.

Lot 3 of GREYHOUND COMMERCE PARK, according to the plat thereof as recorded in Plat Book 66, Page 21, of the Public Records of Lee County, Florida.

Subject to easements, restrictions and reservations of record and taxes for the year 2013 and thereafter.